Exhibit 10.3

Execution Version

ABL/TERM INTERCREDITOR AGREEMENT

Dated as of June 28, 2019

among

CIT NORTHBRIDGE CREDIT LLC,

as ABL Collateral Agent

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Initial Senior Term Collateral Agent

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Initial Junior Term Collateral Agent

and acknowledged and agreed to by

HORNBECK OFFSHORE SERVICES, INC.,

as the Parent Borrower

and the other Grantors referred to herein

TABLE OF CONTENTS

		Page
SECTION 1 DEFINITIONS		2

1.1	Defined Terms	2
1.2	Terms Generally	16

SECTION 2 LIEN PRIORITIES		17

2.1	Relative Priorities	17
2.2	Prohibition on Contesting Liens & Claims; No Marshaling	18
2.3	No New Liens	19
2.4	[Reserved]	19
2.5	Perfection of Liens	19
2.6	Appointment of Designated Senior Term Collateral Agent and Designated Junior Term Collateral Agent, etc.	20

SECTION 3 ENFORCEMENT		21

3.1	Restrictions on Exercise of Remedies By Senior Term Collateral Agents, Senior Term Claimholders, Junior Term Collateral Agents, and Junior Term Claimholders	21
3.2	Set-Off	25
3.3	Term General Intangibles Rights/Access to Information	25

SECTION 4 PAYMENTS		26

4.1	Application of Proceeds	26
4.2	Payments Over	26

SECTION 5 OTHER AGREEMENTS		27

5.1	Releases	27
5.2	Insurance	28
5.3	Amendments to ABL Loan Documents, Senior Term Loan Documents and Junior Term Loan Documents	29
5.4	Confirmation of Subordination in Senior Term Collateral Documents and Junior Term Collateral Documents	30
5.5	Gratuitous Bailee/Agent for Perfection	30
5.6	When Discharge of Obligations Deemed to Not Have Occurred	32
5.7	Notice of Exercise	33
5.8	Purchase and Sale	33
5.9	Payment of Purchase Price	33

SECTION 6 INSOLVENCY OR LIQUIDATION PROCEEDINGS		34

6.1	Finance and Sale Issues	34

i

ii

ABL/TERM INTERCREDITOR AGREEMENT

This ABL/TERM INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is dated as of June 28, 2019, and entered into by and among CIT NORTHBRIDGE CREDIT LLC (“CIT”), as collateral agent for the holders of the ABL Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “ABL Collateral Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington”), as collateral agent for the holders of the initial Senior Term Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “Initial Senior Term Collateral Agent”), Wilmington, as collateral agent for the holders of the initial Junior Lien Term Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “Initial Junior Term Collateral Agent”) and acknowledged and agreed to by HORNBECK OFFSHORE SERVICES, INC., a Delaware corporation (the “Parent Borrower”) and the other Grantors (as defined below). Capitalized terms used in this Agreement have the meanings set forth in Section 1 below.

RECITALS

The Parent Borrower, the other Persons from time to time party thereto as Guarantors, the lenders and agents party thereto, and the ABL Collateral Agent, have entered into the Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement, the “ABL Credit Agreement”);

The Parent Borrower, the lenders and agents party thereto, and the Initial Senior Term Collateral Agent have entered into that First Lien Term Loan Agreement dated as of June 15, 2017 providing for a term loan (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement, the “Initial Senior Term Credit Agreement”);

The Parent Borrower, the lenders and agents party thereto, and the Initial Junior Term Collateral Agent have entered into that Second Lien Term Loan Agreement dated as of February 7, 2019 providing for term loans (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement, the “Initial Junior Term Credit Agreement”);

The ABL Obligations are to be secured by Liens on the ABL Priority Collateral that are senior to the Liens of the Senior Term Claimholders and Junior Term Claimholders on the ABL Priority Collateral;

The Senior Term Obligations and Junior Term Obligations are to be secured by Liens on the ABL Priority Collateral that are junior in priority to the Liens of the ABL Claimholders on the ABL Priority Collateral;

The ABL Loan Documents, the Junior Term Loan Documents and the Senior Term Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the ABL Priority Collateral; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each Term Collateral Agent, on behalf of itself and the Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, and the ABL Collateral Agent on behalf of the ABL Claimholders, intending to be legally bound, hereby agrees as follows:

AGREEMENT

SECTION 1

DEFINITIONS

1.1 Defined Terms. Each of Accounts, Account Debtor, Chattel Paper, Deposit Accounts, Commercial Tort Claims, Documents, Electronic Chattel Paper, Tangible Chattel Paper, Equipment, Financial Assets, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Payment Intangibles, Proceeds, Securities, Security Entitlement, and Securities Accounts shall have the meanings set forth in Articles 8 or 9 of the UCC. In addition, as used in this Agreement, the following terms shall have the meanings set forth below.

“ABL Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of the Parent Borrower or any other Grantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any Person who is a secured party in respect of such obligations under the ABL Loan Documents.

“ABL Cap Amount” means (x) unless the Parent Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, (i) $100,000,000, plus (ii) any interest, fees, costs, premiums and expenses (but only in respect of or to the extent attributable to the amount in sub-section (x)(i) above) and reasonable and documented costs and expenses permitted to be paid under the ABL Credit Agreement and the ABL Loan Documents as in effect on the date hereof and (y) if the Parent Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, (i) 110% of the outstanding principal amount of the ABL Obligations outstanding immediately prior to such Insolvency or Liquidation Proceeding (except for any portion of such ABL Obligations in excess of the amount specified in clause (x) above), plus (ii) any interest, fees, costs, premiums and expenses (which shall include post-filing interest, costs and expenses (but only in respect of or to the extent attributable to the amount in sub-section (y)(i) above)) and reasonable and documented costs and expenses in connection therewith.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including the ABL Lenders, any ABL Hedge Provider, any provider of ABL Bank Products Obligations and the agents under the ABL Loan Documents.

“ABL Collateral Agent” has the meaning specified in the preamble hereof.

“ABL Collateral Documents” means the Security Documents (as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed (other than this Agreement).

“ABL Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“ABL Credit Party” means “Credit Party” or “Loan Party” as defined in the ABL Credit Agreement.

“ABL Default” means an “Event of Default” as defined in the ABL Credit Agreement or any similar event or condition set forth in any other ABL Loan Document which causes, or permits holders of the applicable ABL Obligations outstanding thereunder to cause, the ABL Obligations outstanding thereunder to become immediately due and payable regardless of whether the holders of such ABL Obligations cause such ABL Obligations to become immediately due and payable.

“ABL Hedge Agreement” means a Swap Contract entered into with a ABL Hedge Provider in order to satisfy the requirements of the ABL Credit Agreement, the Senior Term Credit Agreement, the Junior Term Credit Agreement or otherwise as permitted under the Senior Term Loan Documents and Junior Term Loan Documents, in each case to the extent secured, or purported to be secured, under the ABL Collateral Documents.

“ABL Hedge Provider” shall mean any Person who has entered into an ABL Hedging Agreement with an ABL Credit Party.

“ABL Hedging Obligation” means any obligation of any ABL Credit Party under any ABL Hedge Agreement.

“ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement. “ABL Loan Documents” means the ABL Credit Agreement and the Credit Documents or Loan Documents (as defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL Obligations” means, subject to clause (b) hereof, the following:

(a) all principal of and interest and premium (if any) on all loans made (or deemed made) pursuant to the ABL Credit Agreement; (ii) all ABL Hedging Obligations; (iii) all ABL Bank Product Obligations and (iv) all guarantee obligations, fees, expenses and all other Obligations under the ABL Credit Agreement and the other ABL Loan Documents, including any Post-Petition Interest with respect to the Obligations in clauses (i) – (iv), in each case, whether or not allowed or allowable in an Insolvency or Liquidation Proceeding;

(b) notwithstanding the foregoing, if the sum of: (1) the ABL Obligations outstanding under the ABL Credit Agreement and the other ABL Loan Documents; plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the ABL Credit Agreement, is in excess of, in the aggregate, the ABL Cap Amount, then only that portion of the ABL Obligations and such aggregate face amount of letters of credit equal to the ABL Cap Amount shall be included in ABL Obligations and interest and reimbursement obligations with respect to such portion of the ABL Obligations and letters of credit shall only constitute ABL Obligations to the extent related to ABL Obligations and face amounts of letters of credit included in the ABL Obligations not in excess of the ABL Cap Amount.

“ABL Priority Collateral” means the following property whether now owned or at any time hereafter acquired by any ABL Loan Party or in which any such ABL Loan Party now has or at any time in the future may acquire any right, title or interest: (i) all Accounts and Credit Card Receivables, (ii) all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper) and Payment Intangibles, in each case solely to the extent relating to or arising from Accounts or Credit Card Receivables; (iii) all Specified Deposit Accounts (and all cash, checks and other negotiable instruments, funds, Automated Clearing House transfers, wired funds, Investment Property, credit balances and any other evidences of payment held therein or credited thereto) (in each case, other than cash, checks and other negotiable instruments, funds, Automated Clearing House transfers, wired funds, Investment Property, credit balances and any other evidences of payment held therein or credited thereto to the extent constituting identifiable proceeds of the Term Priority Collateral other than Inventory); (iv) solely to the extent related to Accounts and Credit Card Receivables, all Securities Accounts, Security Entitlements and Securities credited thereto (in each case except to the extent constituting identifiable proceeds of the Term Priority Collateral other than Inventory); (v) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all Documents, General Intangibles, Payment Intangibles, Instruments (including promissory notes), Commercial Tort Claims, Letters of Credit, Letter of Credit Rights, and Supporting Obligations; provided, however, that the foregoing shall not include any Intellectual Property; (vi) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); (vii) proceeds of business interruption insurance and (viii) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing in whatever form received (including proceeds of credit insurance, refunds, rebates and any other insurance and claims against third parties (in each case, regardless of whether the ABL Collateral Agent is the loss payee thereof)).

“ABL Standstill Period” has the meaning set forth in Section 3.1.

“Additional Junior Term Credit Agreement” means any credit agreement, debt facility, indenture and/or commercial paper facility, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (excluding through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that either (x) is secured by a Lien on the ABL Priority Collateral on a pari passu basis with the Lien on the ABL Priority Collateral securing the Initial Junior Term Credit Agreement (if outstanding) and each other outstanding Junior Term Credit

Agreement or (y) if there are no other outstanding Junior Term Credit Agreements, is secured by a Lien on ABL Priority Collateral and has been designated as a Junior Term Credit Agreement in accordance with Section 8.18 hereof; provided, however, that (i) the Indebtedness under such Additional Junior Term Credit Agreement is permitted to be incurred, secured and guaranteed on such basis by each ABL Loan Document, each Senior Term Loan Document and each Junior Term Loan Document, provided further that, with respect to any Lien on the ABL Priority Collateral securing such Indebtedness, such Lien shall be junior and subordinate to the Lien in favor of the ABL Collateral Agent on the ABL Priority Collateral securing the ABL Obligations, (ii) each Junior Term Collateral Agent under such Additional Junior Term Credit Agreement shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.18 hereof and (iii) each of the other requirements of Section 8.18 shall have been complied with. The requirements of clause (i) of the immediately preceding sentence shall be tested only as of (x) the date of execution of a joinder agreement in substantially the form of Exhibit C hereto in respect of the applicable Additional Junior Term Credit Agreement if pursuant to a commitment entered into at the time of such joinder agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment.

“Additional Senior Term Credit Agreement” means any credit agreement, debt facility, indenture and/or commercial paper facility, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (excluding through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that either (x) is secured by a Lien on the ABL Priority Collateral on a pari passu basis with the Lien on the ABL Priority Collateral securing the Initial Senior Term Credit Agreement (if outstanding) and each other outstanding Senior Term Credit Agreement or (y) if there are no other outstanding Senior Term Credit Agreements, is secured by a Lien on ABL Priority Collateral and has been designated as a Senior Term Credit Agreement in accordance with Section 8.18 hereof; provided, however, that (i) the Indebtedness under such Additional Senior Term Credit Agreement is permitted to be incurred, secured and guaranteed on such basis by each ABL Loan Document, each Senior Term Loan Document and each Junior Term Loan Document, provided further that, with respect to any Lien on ABL Priority Collateral securing such Indebtedness, such Lien shall be junior and subordinate to the Lien in favor of the ABL Collateral Agent on the ABL Priority Collateral securing the ABL Obligations, (ii) the ABL Collateral Agent under such Additional Senior Term Credit Agreement shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.18 hereof and (iii) each of the other requirements of Section 8.18 shall have been complied with. The requirements of clause (i) of the immediately preceding sentence shall be tested only as of (x) the date of execution of a joinder agreement in substantially the form of Exhibit C hereto in respect of the applicable Additional Senior Term Credit Agreement if pursuant to a commitment entered into at the time of such joinder agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment.

“Affiliate” means, with respect to a specified Person, (a) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Person specified or is a director or officer of the Person specified or (b) any other Person that directly or indirectly owns 10% or more of any class of equity interests of the Person specified.

“Agent” means each of the ABL Collateral Agent, the Senior Term Collateral Agents and/or the Junior Term Collateral Agents, as the context may require.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Claimholders” means the ABL Claimholders, the Senior Term Claimholders and/or the Junior Term Claimholders, as the context may require.

“Collateral Documents” means the ABL Collateral Documents, the Senior Term Collateral Documents and the Junior Term Collateral Documents.

“Collection Account” means each of the collection accounts established by the Parent Borrower into which Account Debtors shall make payment on Receivables, pursuant to Section 8.2.5 of the ABL Credit Agreement, in each case that is subject to an Account Control Agreement (as defined in the ABL Credit Agreement) and as identified as a “Collection Account” on Schedule 9.1.27 attached to the ABL Credit Agreement.

“Collection/Disbursement Account” means each of the accounts established by Parent Borrower or any other Grantor, in each case that is subject to an Account Control Agreement (as defined in the ABL Credit Agreement) and identified as a “Collection/Disbursement” account on Schedule 9.1.27 attached to the ABL Credit Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright or copyrights owned by a third party, including the grant of rights to reproduce, distribute, display, perform, create derivative works of and otherwise exploit material works protected by any Copyright.

“Copyrights” means each of the following that is owned by any Grantor: (i) all copyrights arising under the laws of the United States, any other country or group of countries or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office; and (ii) the right to obtain all renewals thereof.

“Credit Card Issuer” shall mean any person who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. and other issuers approved by the ABL Collateral Agent.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Grantor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Grantor resulting from charges by a customer of a Grantor on credit or debit cards issued by such Credit Card Issuer in connection with the sale of Inventory by a Grantor, or services performed by a Grantor, in each case in the ordinary course of its business.

“Designated Junior Term Collateral Agent” means (i) if at any time there is only one Junior Term Collateral Agent party hereto, then such Junior Term Collateral Agent and (ii) at any time when clause (i) does not apply, subject to Section 2.6 hereof, the Junior Term Collateral Agent designated as such pursuant to the Junior Term Intercreditor Agreement.

“Designated Senior Term Collateral Agent” means (i) if at any time there is only one Senior Term Collateral Agent party hereto, then such Senior Term Collateral Agent and (ii) at any time when clause (i) does not apply, subject to Section 2.6 hereof, the Senior Term Collateral Agent designated as such pursuant to the Senior Term Intercreditor Agreement.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:

(a) indefeasible payment in full in cash in immediately available funds of the principal of and interest (including Post-Petition Interest, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the ABL Loan Documents and constituting ABL Obligations;

(b) indefeasible payment in full in cash in immediately available funds of all ABL Hedging Obligations and ABL Bank Product Obligations or the cash collateralization of all such ABL Hedging Obligations and ABL Bank Product Obligations on terms satisfactory to each applicable counterparty (or other arrangements satisfactory to each such counterparty shall have been made) and the expiration or termination of all outstanding transactions under ABL Hedge Agreements;

(c) indefeasible payment in full in cash in immediately available funds of all other ABL Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any unknown contingent or indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(d) termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations.

“Discharge of Junior Term Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:

(a) indefeasible payment in full in cash in immediately available funds of the principal of and interest (including Post-Petition Interest, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Junior Term Loan Documents and constituting Junior Term Obligations;

(b) indefeasible payment in full in cash in immediately available funds of all other Junior Term Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Junior Term Obligations.

“Discharge of Senior Term Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:

(a) indefeasible payment in full in cash in immediately available funds of the principal of and interest (including Post-Petition Interest, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Senior Term Loan Documents and constituting Senior Term Obligations;

(b) indefeasible payment in full in cash in immediately available funds of all other Senior Term Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Senior Term Obligations.

“Disposition” has the meaning set forth in Section 5.1(b). “Dispose” has a meaning correlative thereto.

“Enforcement Action” means any action to:

(a) foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfecting a Lien thereon), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), ABL Priority Collateral or otherwise exercise or enforce remedial rights with respect to ABL Priority Collateral under the ABL Loan Documents or the Senior Term Loan Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to Account Debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b) solicit bids from third Persons, approve bid procedures for any proposed disposition of ABL Priority Collateral, to conduct the liquidation or disposition of ABL Priority Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, auctioneers, or other third Persons for the purposes of marketing, promoting, and selling ABL Priority Collateral either in or outside an Insolvency or Liquidation Proceeding;

(c) receive a transfer of ABL Priority Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the ABL Priority Collateral at law, in equity, or pursuant to the ABL Loan Documents or Senior Term Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the ABL Priority Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising ABL Priority Collateral); or

(e) Dispose ABL Priority Collateral by any Grantor after the occurrence and during the continuation of an event of default under the ABL Loan Documents or the Senior Term Loan Documents;

provided, however, that notwithstanding the foregoing, none of the following shall constitute an Enforcement Action: (i) the establishment or modification of (x) borrowing base and/or availability reserves or other reserves against collateral, (y) eligibility criteria for Accounts, or (z) other conditions for advances; (ii) the changing of advance rates or advance sub-limits; (iii) the imposition of a default rate or late fee; (iv) the collection and application (including pursuant to “cash dominion” provisions) of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including the notification of Account Debtors, depositary institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Collateral Agent); (v) the cessation of lending or termination of commitments pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of an ABL Default or the existence of an over-advance; (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding; (vii) [reserved]; (viii) the acceleration of the Senior Term Obligations or the ABL Obligations; (ix) the commencement or filing or joining with other Persons in the commencement or filing of a petition in an Insolvency or Liquidation Proceeding in the exercise of any remedies as an unsecured creditor and (x) any action taken by any Non-ABL Claimholder in respect of Term Priority Collateral.

“Enforcement Notice” means a written notice delivered by (i) the ABL Collateral Agent, at a time when an ABL Default has occurred and is continuing, to the Designated Senior Term Collateral Agent and Designated Junior Term Collateral Agent announcing that the ABL Collateral Agent intends to commence an Enforcement Action against the ABL Priority Collateral and specifying the relevant ABL Default under the ABL Loan Documents; (ii) any Senior Term Collateral Agent, at a time when a Senior Term Default has occurred and is continuing, to the ABL Collateral Agent announcing that such Senior Term Collateral Agent intends to commence an Enforcement Action against the ABL Priority Collateral and specifying the Senior Term Default under the Senior Term Loan Documents; and (iii) any Junior Term Collateral Agent, at a time when a Junior Term Default has occurred and is continuing, to the ABL Collateral Agent and Designated Senior Term Collateral Agent announcing that such Junior Term Collateral Agent intends to commence an Enforcement Action against the ABL Priority Collateral and specifying the relevant Junior Term Default under the Junior Term Loan Documents.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Excess ABL Obligations” means any Obligations that would constitute ABL Obligations if not for the ABL Cap Amount.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Parent Borrower, HOS, each of the Guarantors and each other Person that has or may from time to time hereafter execute and deliver any ABL Collateral Document, Senior Term Collateral Document and/or Junior Term Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof) to secure any ABL Obligations, Senior Term Obligations and/or Junior Term Obligations, as the context may require.

“Guarantors” means each Subsidiary of the Parent Borrower that has or may from time to time hereafter execute and deliver any ABL Loan Document and/or Senior Term Loan Document as a “guarantor” (or the equivalent thereof).

“HOS” means Hornbeck Offshore Services, LLC, a Delaware limited liability company.

“Indebtedness” means and includes all indebtedness for borrowed money, for the avoidance of doubt, “Indebtedness” shall not include reimbursement or other obligations in respect of letters of credit or ABL Hedging Obligations.

“Initial Junior Term Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Initial Junior Term Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Initial Senior Term Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Initial Senior Term Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding or the voluntary or involuntary appointment of any trustee, custodian, conservator or similar official with respect to any Grantor or with respect to a material portion of their respective property or assets;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the copyrights, the copyright licenses, the patents, the patent licenses, the trademarks, the trademark licenses, the trade secrets, the computer software and any registered internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Junior Term Claimholders” means, at any relevant time, the holders of Junior Term Obligations at that time, including the Junior Term Lenders and the agents under the Junior Term Loan Documents.

“Junior Term Collateral Agent” means each of (i) the Initial Junior Term Collateral Agent, (ii) any new Junior Term Collateral Agent identified by the Parent Borrower pursuant to Section 5.6(c) and (iii) any agent or trustee under any other Junior Term Credit Agreement, in each case, together with any successors thereto, and Junior Term Collateral Agents shall mean, collectively, each Junior Term Collateral Agent.

“Junior Term Collateral Documents” means the Security Documents or Collateral Documents (as defined in the respective Junior Term Credit Agreements) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Junior Term Obligations or under which rights or remedies with respect to such Liens are governed (other than this Agreement).

“Junior Term Credit Agreement” means collectively, (a) the Initial Junior Term Credit Agreement and (b) any Additional Junior Term Credit Agreement. Any reference to the Junior Term Credit Agreement hereunder shall be deemed a reference to each Junior Term Credit Agreement then in existence.

“Junior Term Default” means an “Event of Default” as defined in the Junior Term Credit Agreement or any similar event or condition set forth in any other Junior Term Loan Document which causes, or permits holders of the applicable Junior Term Obligations outstanding thereunder to cause, the Junior Term Obligations outstanding thereunder to become immediately due and payable.

“Junior Term Intercreditor Agreement” means any agreement or agreements (other than this Agreement) among Junior Term Collateral Agents that defines the relative rights and priorities as among Junior Term Collateral Agents and Junior Term Claimholders with respect to Term Priority Collateral and ABL Priority Collateral.

“Junior Term Lenders” means the “Lenders” under and as defined in the Junior Term Credit Agreement.

“Junior Term Loan Documents” means each Junior Term Credit Agreement and the Loan Documents or Credit Documents (as defined in the respective Junior Term Credit Agreements) and each of the other agreements, documents and instruments providing for or evidencing any other Junior Term Obligation, and any other document or instrument executed or delivered at any time in connection with any Junior Term Obligations, including any intercreditor or joinder agreement among holders of Junior Term Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Junior Term Obligations” means all Obligations outstanding under any Junior Term Credit Agreement and the other Junior Term Loan Documents. “Junior Term Obligations” shall include all interest accrued or accruing, including Post-Petition Interest, in accordance with the rate specified in the relevant Junior Term Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Lien” means, with respect to any asset or property, any mortgage, lien, pledge, assignment, charge, security interest or encumbrance of any kind in respect of such property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement) or any assignment (or agreement to assign) any right to income or profits from any property by way of security.

“Non-ABL Claimholder” means any Term Claimholder or any Junior Term Claimholder.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to the ABL Claimholders, the Senior Term Claimholders, the Junior Term Claimholders or any of them or their respective Affiliates under the ABL Loan Documents, the Senior Term Loan Documents, the Junior Term Loan Documents, ABL Hedge Agreements, agreements evidencing ABL Bank Product Obligations, in each case, whether for principal, interest or payments for early termination of ABL Hedge Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue or are incurred after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Parent Borrower” has the meaning set forth in the Preamble to this Agreement.

“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent or patents owned by a third party.

“Patents” means each of the following that is owned by any Grantor: (i) all letters patent of the United States, any other country or group of countries or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.5.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the ABL Credit Agreement or the Senior Term Credit Agreement, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Receivables” means Accrued Revenue, trade receivables, amounts to be rebilled to customers, and any and all other general non-trade receivables as mutually agreed from time to time between the Lenders and Parent Borrower, net of reserves; provided, that the foregoing shall not include any Tax Receivables.

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Senior Term Claimholders” means, at any relevant time, the holders of Senior Term Obligations at that time, including the Senior Term Lenders and the agents under the Senior Term Loan Documents.

“Senior Term Collateral Agent” means each of (i) the Initial Senior Term Collateral Agent, (ii) any new Senior Term Collateral Agent identified by the Parent Borrower pursuant to Section 5.6(b) and (iii) any agent or trustee under any other Senior Term Credit Agreement, in each case, together with any successors thereto, and Senior Term Collateral Agents shall mean, collectively, each Senior Term Collateral Agent.

“Senior Term Collateral Documents” means the Security Documents or Collateral Documents (as defined in the respective Senior Term Credit Agreements) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Senior Term Obligations or under which rights or remedies with respect to such Liens are governed (other than this Agreement).

“Senior Term Credit Agreement” means collectively, (a) the Initial Senior Term Credit Agreement and (b) any Additional Senior Term Credit Agreement. Any reference to the Senior Term Credit Agreement hereunder shall be deemed a reference to each Senior Term Credit Agreement then in existence.

“Senior Term Default” means an “Event of Default” as defined in the Senior Term Credit Agreement or any similar event or condition set forth in any other Senior Term Loan Document which causes, or permits holders of the applicable Senior Term Obligations outstanding thereunder to cause, the Senior Term Obligations outstanding thereunder to become immediately due and payable.

“Senior Term Intercreditor Agreement” means any agreement or agreements (other than this Agreement) among Senior Term Collateral Agents that defines the relative rights and priorities as among Senior Term Collateral Agents and Senior Term Claimholders with respect to the Term Priority Collateral.

“Senior Term Lenders” means the “Lenders” under and as defined in the Senior Term Credit Agreement.

“Senior Term Loan Documents” means each Senior Term Credit Agreement and the Loan Documents or Credit Documents (as defined in the respective Senior Term Credit Agreements) and each of the other agreements, documents and instruments providing for or evidencing any other Senior Term Obligation, and any other document or instrument executed or delivered at any time in connection with any Senior Term Obligations, including any intercreditor or joinder agreement among holders of Senior Term Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Senior Term Obligations” means all Obligations outstanding under any Senior Term Credit Agreement and the other Senior Term Loan Documents. “Senior Term Obligations” shall include all interest accrued or accruing, including Post-Petition Interest, in accordance with the rate specified in the relevant Senior Term Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Specified Deposit Accounts” means, collectively, the Tranche A Unrestricted Account (as defined in the ABL Credit Agreement as in effect on the date hereof), the Tranche B-1 Blocked Account (as defined in the ABL Credit Agreement as in effect on the date hereof), the Tranche B- 2 Blocked Account (as defined in the ABL Credit Agreement as in effect on the date hereof), each Collection Account and each Collection/Disbursement Account.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.

“Tax Receivables” means all federal, state, local, municipal and other tax refunds or rebates of any kind, whether from a Governmental Authority in the United States or outside of the United States.

“Term Declined Liens” has the meaning set forth in Section 2.3.

“Term Priority Collateral” means all “Collateral” (or equivalent term) under and as defined in any Term Collateral Document or Junior Term Collateral Document other than ABL Priority Collateral.

“Term Priority Intercreditor Agreement” means any agreement or agreements (other than this Agreement) among the Senior Term Collateral Agents and the Junior Term Collateral Agents that defines the relative rights and priorities as among the Senior Term Collateral Agents and the Senior Term Claimholders and the Junior Term Collateral Agents and the Junior Term Claimholders with respect to the ABL Priority Collateral and the Term Priority Collateral.

“Trade Secrets” means all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark or trademarks owned by a third party.

“Trademarks” means each of the following that is owned by any Grantor: (i) all trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the U.S. Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or group of countries or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (ii) the right to obtain all renewals thereof.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Use Period” means the period commencing on the date that the ABL Collateral Agent or an agent acting on its behalf, commences the liquidation and sale of the ABL Priority Collateral (having theretofore furnished the Designated Senior Term Collateral Agent with an Enforcement Notice) and ending the 120th day thereafter. If any stay or other order that prohibits the ABL Collateral Agent from commencing and continuing to exercise its remedies or from liquidating and selling the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 120-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference herein to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or other modifications set forth herein) and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns from time to time;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(f) any reference herein to the ABL Collateral Agent on behalf of the ABL Claimholders shall be understood to mean only on behalf of itself and the ABL Claimholders for which the ABL Collateral Agent is acting as agent under the related ABL Loan Documents or any ABL Collateral Documents;

(g) any reference herein to a Senior Term Collateral Agent on behalf of the Senior Term Claimholders shall be understood to mean only on behalf of itself and the Senior Term Claimholders for which such Senior Term Collateral Agent is acting as agent under the related Senior Term Loan Documents or any Senior Term Collateral Documents; and

(h) any reference herein to a Junior Term Collateral Agent on behalf of the Junior Term Claimholders shall be understood to mean only on behalf of itself and the Junior Term Claimholders for which such Junior Term Collateral Agent is acting as agent under the related Junior Term Loan Documents or any Junior Term Collateral Documents.

SECTION 2

LIEN PRIORITIES

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the ABL Obligations, the Senior Term Obligations and/or the Junior Term Obligations on the ABL Priority Collateral and notwithstanding any provision of the UCC, or any other applicable law or the ABL Loan Documents, the Senior Term Loan Documents or the Junior Term Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the ABL Obligations, the Senior Term Obligations or the Junior Term Obligations, the subordination of such Liens to any Liens securing other obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent Borrower or any other Grantor, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders represented by it, each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, each hereby agree that:

(a) subject to clause (b) below, any Lien on the ABL Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Senior Term Obligations and any Junior Term Obligations; and

(b) any Lien on the ABL Priority Collateral securing any Excess ABL Obligations now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the ABL Priority Collateral securing any Senior Term Obligations and any Junior Term Obligations.

2.2 Prohibition on Contesting Liens & Claims; No Marshaling. The ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder represented by it, each Senior Term Collateral Agent, for itself and on behalf of each other Senior Term Claimholder and each Junior Term Collateral Agent, for itself and on behalf of each other Junior Term Claimholder represented by it agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the ABL Claimholders in the ABL Priority Collateral, by or on behalf of any of the Senior Term Claimholders in the ABL Priority Collateral or by or on behalf of any of the Junior Term Claimholders in the ABL Priority Collateral, as the case may be, or the amount, nature or extent of the ABL Obligations (other than any Excess ABL Obligations), Senior Term Obligations or Junior Term Obligations or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of (i) the ABL Collateral Agent or any ABL Claimholder, (ii) any Senior Term Collateral Agent or any Senior Term Claimholder, or (iii) any Junior Term Collateral Agent or any Junior Term Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the ABL Obligations as provided in Sections 2.1(a) and 3.1. Until the Discharge of ABL Obligations, none of the Senior Term Collateral Agents, Junior Term Collateral Agent, any Senior Term Claimholder nor any Junior Term Claimholder will assert any marshaling, appraisal, valuation or other similar right with respect to the ABL Priority Collateral that may otherwise be available to a junior secured creditor.

2.3 No New Liens. So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent Borrower or any other Grantor (except that any Liens securing DIP Financing shall be governed by Section 6.1 hereof not this Section 2.3), the parties hereto agree that the Parent Borrower shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property that would otherwise constitute ABL Priority Collateral to secure any Senior Term Obligation or Junior Term Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure all of the ABL Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; provided that this provision will not be violated with respect to any Lien securing any Senior Term Obligations or Junior Term Obligations if the ABL Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and either the Parent Borrower or the ABL Collateral Agent not receiving the Lien expressly states in writing that the applicable ABL Loan Documents prohibit the ABL Collateral Agent from accepting a Lien on such asset or property, or the ABL Collateral Agent otherwise expressly declines to accept a Lien on such asset or property; or

(b) subject to the final paragraph of this Section 2.3, grant or permit any additional Liens on any asset or property to secure any ABL Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure all of the Senior Term Obligations and Junior Term Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; provided that this provision will not be violated with respect to any Lien securing any ABL Obligations if each Senior Term Collateral Agent or Junior Term Collateral Agent, as applicable, is given a reasonable opportunity to accept a Lien on any asset or property and either the Parent Borrower or each Senior Term Collateral Agent or Junior Term Collateral Agent not receiving the Lien states in writing that the applicable Senior Term Loan Documents or Junior Term Loan Documents prohibit such Senior Term Collateral Agent or Junior Term Collateral Agent from accepting a Lien on such asset or property, or such Senior Term Collateral Agent or Junior Term Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien, a “Term Declined Lien”).

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to (i) the ABL Collateral Agent and/or the ABL Claimholders, (ii) the Senior Term Collateral Agents and/or the Senior Term Claimholders or (iii) the Junior Term Collateral Agents and/or the Junior Term Claimholders, each agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

Notwithstanding anything in this Agreement to the contrary, the Specified Deposit Accounts may be pledged to secure ABL Obligations without granting a Lien thereon to secure any Senior Term Obligations or any Junior Term Obligations.

2.4 [Reserved].

2.5 Perfection of Liens. Except for the arrangements contemplated by Section 5.5, none of the ABL Collateral Agent or the ABL Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the ABL Priority Collateral for the benefit of the Senior Term Collateral Agents, the Senior Term Claimholders, the Junior Term Collateral Agents or the Junior Term Claimholders, and none of the Senior Term Collateral Agents or the

Senior Term Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the ABL Priority Collateral for the benefit of the ABL Collateral Agent, the ABL Claimholders, the Junior Term Collateral Agents or the Junior Term Claimholders, and none of the Junior Term Collateral Agents or the Junior Term Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the ABL Priority Collateral for the benefit of the ABL Collateral Agent, the ABL Claimholders, the Senior Term Collateral Agents or the Senior Term Claimholders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Claimholders on the one hand and the Senior Term Claimholders and Junior Term Claimholders on the other hand and such provisions shall not impose on the ABL Collateral Agent, the ABL Claimholders, the Senior Term Collateral Agents, the Senior Term Claimholders, the Junior Term Collateral Agents, the Junior Term Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any ABL Priority Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.6 Appointment of Designated Senior Term Collateral Agent and Designated Junior Term Collateral Agent, etc.

(a) Each Senior Term Collateral Agent hereby appoints and designates the Designated Senior Term Collateral Agent to act as Designated Senior Term Collateral Agent hereunder and the Designated Senior Term Collateral Agent hereby accepts such appointment. Each Junior Term Collateral Agent hereby appoints and designates the Designated Junior Term Collateral Agent to act as Designated Junior Term Collateral Agent hereunder and the Designated Junior Term Collateral Agent hereby accepts such appointment.

(b) Each of the ABL Collateral Agent and the Junior Term Collateral Agent may treat the Initial Senior Term Collateral Agent as the Designated Senior Term Collateral Agent hereunder until the Initial Senior Term Collateral Agent notifies each of the ABL Collateral Agent and the Designated Junior Term Collateral Agent in writing that another Senior Term Collateral Agent has become the Designated Senior Term Collateral Agent hereunder. The Initial Senior Term Collateral Agent hereby agrees to give prompt written notice of any such event. Each of the Senior Term Collateral Agent and the ABL Collateral Agent may treat the Initial Junior Term Collateral Agent as the Designated Junior Term Collateral Agent hereunder until the Initial Junior Term Collateral Agent notifies each of the Designated Senior Term Collateral Agent and the ABL Collateral Agent in writing that another Junior Term Collateral Agent has become the Designated Junior Term Collateral Agent hereunder. The Initial Junior Term Collateral Agent hereby agrees to give prompt written notice of any such event.

(c) Each of the Designated Senior Term Collateral Agent, Designated Junior Term Collateral Agent and the ABL Collateral Agent shall exercise all rights and powers under this Agreement as are delegated to them by the terms hereof, together with such other rights and powers as are reasonably incidental thereto.

SECTION 3

ENFORCEMENT

3.1 Restrictions on Exercise of Remedies By Senior Term Collateral Agents, Senior Term Claimholders, Junior Term Collateral Agents, and Junior Term Claimholders.

(a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent Borrower or any other Grantor, each Senior Term Collateral Agent and the Senior Term Claimholders and each Junior Term Collateral Agent and the Junior Term Claimholders represented by it:

(i) will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the ABL Priority Collateral; provided that, subject to any Term Priority Intercreditor Agreement, any Designated Term Collateral Agent or Designated Junior Term Collateral Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies, in each case, with respect to ABL Priority Collateral, after the passage of a period of at least 180 days has elapsed since the later of: (x) the date on which such Designated Term Collateral Agent or Designated Junior Term Collateral Agent declared the existence of any Event of Default under any Term Loan Documents for which it is the Term Collateral Agent or any Junior Term Loan Documents for which it is the Junior Term Collateral Agent and demanded the repayment of all of the principal amount of the Term Obligations or Junior Term Obligations thereunder; and (y) the date on which the ABL Collateral Agent received notice from such Term Collateral Agent or Junior Term Collateral Agent of such declaration of a Term Default or Junior Term Default, as applicable, and demand for repayment, (the “ABL Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall any Term Collateral Agent or any Term Claimholder or any Junior Term Collateral Agent or any Junior Term Claimholder take any Enforcement Action with respect to the ABL Priority Collateral if, notwithstanding the expiration of the ABL Standstill Period, the ABL Collateral Agent or ABL Claimholders shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the ABL Priority Collateral or seeking to lift or dissolve any stay or other injunction preventing them from exercising such rights (prompt notice of such exercise to be given to the Designated Term Collateral Agent and Designated Junior Term Collateral Agent);

(ii) will not contest, protest or object to any foreclosure proceeding or action brought by the ABL Collateral Agent or any ABL Claimholder with respect to ABL Priority Collateral or any other exercise by the ABL Collateral Agent or any ABL Claimholder of any rights and remedies relating to the ABL Priority Collateral under the ABL Loan Documents or otherwise (including any Enforcement Action initiated by or supported by the ABL Collateral Agent or any ABL Claimholder), in each case so long as any proceeds received by the ABL Collateral Agent in excess of those necessary to achieve a Discharge of ABL Obligations are distributed in accordance with Section 4.1 hereof and applicable law, and

(iii) subject to their rights under clause (a)(i) above, will not object to the forbearance by the ABL Collateral Agent or the ABL Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies, in each case, relating to the ABL Priority Collateral.

(b) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent Borrower or any other Grantor, subject to Section 3.1(a)(i), the ABL Collateral Agent and the ABL Claimholders shall have the exclusive right: (i) to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt), in each case, with respect to ABL Priority Collateral; provided that, subject to the Term Priority Intercreditor Agreement, the Designated Senior Term Collateral Agent and the Designated Junior Term Collateral Agent shall have the credit bid rights set forth in Section 3.1(c)(vi)); and (ii) subject to Section 5.1, to make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of any Senior Term Collateral Agent, any Senior Term Claimholder, any Junior Term Collateral Agent or any Junior Term Claimholder; provided, further, that any proceeds of ABL Priority Collateral received by the ABL Collateral Agent in excess of those necessary to achieve a Discharge of ABL Obligations are distributed in accordance with Section 4.1 hereof and applicable law. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the ABL Priority Collateral, the ABL Collateral Agent and the ABL Claimholders may enforce the provisions of the ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any Senior Term Collateral Agent, any Senior Term Claimholder, any Junior Term Collateral Agent or any Junior Term Claimholder and regardless of whether any such exercise is adverse to the interest of any Senior Term Claimholder or any Junior Term Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, subject to the Term Priority Intercreditor Agreement, any Senior Term Collateral Agent, any Senior Term Claimholder, any Junior Term Collateral Agent or any Junior Term Claimholder may:

(i) file a claim or statement of interest with respect to the Senior Term Obligations or the Junior Term Obligations, as applicable; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Parent Borrower or any other Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral securing the ABL Obligations, or the rights of the ABL Collateral Agent or the ABL Claimholders to exercise remedies in respect thereof) in order to create, perfect (other than in respect of the Tranche B-1 Blocked Account (as defined in the ABL Credit Agreement as in effect on the date hereof), the Tranche B-2 Blocked Account (as defined in the ABL Credit Agreement as in effect on the date hereof) or the Tranche A Unrestricted Account), preserve or protect its Lien on the ABL Priority Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Senior Term Claimholders or the Junior Term Claimholders, as applicable, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Senior Term Collateral Agent, any Senior Term Claimholder, any Junior Term Collateral Agent or any Junior Term Claimholder may be inconsistent with the provisions of this Agreement;

(v) exercise any of its rights or remedies with respect to the ABL Priority Collateral after the termination of the ABL Standstill Period to the extent permitted by Section 3.1(a)(i);

(vi) bid for or purchase ABL Priority Collateral at any public, private or judicial foreclosure upon such ABL Priority Collateral initiated by the ABL Collateral Agent or any ABL Claimholder, or any sale of ABL Priority Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Senior Term Obligations or Junior Term Obligations, as applicable, unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of ABL Obligations; and

(vii) object to any proposed acceptance of ABL Priority Collateral by an ABL Claimholder pursuant to Section 9-620 of the UCC.

Each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, agrees that it will not take or receive any ABL Priority Collateral or any proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any ABL Priority Collateral in its capacity as a secured creditor, unless and until the Discharge of ABL Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(b) and this Section 3.1(c), the sole right of the Senior Term Collateral Agents, the Senior Term Claimholders, the Junior Term Collateral Agents and the Junior Term Claimholders with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral pursuant to the applicable Senior Term Collateral Documents or Junior Term Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.

(d) Subject to Sections 3.1(a) and 3.1(c) and Section 6.3(b):

(i) each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, agrees that such Senior Term Collateral Agent and the Senior Term Claimholders represented by it and each Junior Term Collateral Agent and the Junior Term Claimholders represented by it, will not take any action with respect to ABL Priority Collateral that would hinder any exercise of remedies under the ABL Loan Documents with respect to ABL Priority Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise;

(ii) each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, hereby waives any and all rights it or the Senior Term Claimholders or Junior Term Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Claimholders seek to enforce the Liens on the ABL Priority Collateral securing the ABL Obligations undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Claimholders is adverse to the interest of the Senior Term Claimholders or Junior Term Claimholders; and

(iii) each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Senior Term Collateral Documents or any other Senior Term Loan Document or in the Junior Term Collateral Documents or any other Junior Term Loan Document (in each case, other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents.

(e) The Senior Term Collateral Agents, the Senior Term Claimholders, the Junior Term Collateral Agents and the Junior Term Claimholders may exercise rights and remedies (i) as secured creditors with respect to the Term Priority Collateral against the Parent Borrower or any other Grantor that has guaranteed or granted Liens to secure the Term Obligations or Junior Term Obligations in accordance with the terms of the Term Loan Documents or Junior Term Loan Documents, as applicable, and applicable law as long as such exercise does not include any exercise of rights and remedies directly or indirectly against the ABL Priority Collateral and (ii) as unsecured creditors against the Parent Borrower or any other Grantor that has guaranteed or granted Liens to secure the Senior Term Obligations or Junior Term Obligations in accordance with the terms of the Senior Term Loan Documents or Junior Term Loan Documents, as applicable, and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Grantor); provided that with respect to sub-clause (ii) only, in the event that any Senior Term Claimholder or Junior Term Claimholder becomes a judgment Lien creditor with respect to the ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Senior Term Obligations or Junior Term Obligations, as applicable, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens the ABL Priority Collateral securing the Senior Term Obligations or Junior Term Obligations, as applicable, are subject to this Agreement.

(f) Except as specifically set forth in Sections 3.1(a) and 3.1 (d), nothing in this Agreement shall prohibit the receipt by any Senior Term Collateral Agent, any Senior Term Claimholders, any Junior Term Collateral Agent or Junior Term Claimholders of the required payments of interest, principal and other amounts owed in respect of any Senior Term Obligations or Junior Term Obligations, as applicable, so long as such receipt is not the direct or indirect result of the exercise by any Senior Term Collateral Agent or any other Senior Term Claimholders or any Junior Term Collateral Agent or any other Junior Term Claimholders of rights or remedies as a secured creditor (including set-off and recoupment) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien on ABL Priority Collateral held by any of them.

(g) Each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, agrees not to commence an Enforcement Action until an Enforcement Notice has been given to the ABL Collateral Agent.

3.2 Set-Off. Each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, acknowledges hereby (a) waives any right to set off against the ABL Priority Collateral until the ABL Discharge of the ABL Obligations and (b) without limiting the foregoing provision agrees that, to the extent such Senior Term Collateral Agent or any other Senior Term Claimholder or such Junior Term Collateral Agent or any other Junior Term Claimholder exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1(a).

3.3 Term General Intangibles Rights/Access to Information. Each Senior Term Collateral Agent and each Junior Term Collateral Agent hereby grants (to the full extent of its rights and interests, if any) to the ABL Collateral Agent and its agents, representatives and designees (a) an irrevocable royalty-free, rent-free nonexclusive license and lease (which will be binding on any successor or assignee of any Term Priority Collateral) to use, all of the Term Priority Collateral constituting Intellectual Property, books and records or any computer or other data processing equipment included in the Term Priority Collateral or any other Term Priority Collateral (other than vessels) reasonably necessary to (i) collect all ABL Priority Collateral; or (ii) copy, use, or preserve any and all information relating to any of the ABL Priority Collateral; (b) an irrevocable royalty-free license (which will be binding on any successor or assignee of the Term Priority Collateral) to use any and all Term Priority Collateral constituting Intellectual Property, books and records or any computer or other data processing equipment included in the Term Priority Collateral or any other Term Priority Collateral (other than vessels) at any time in connection with any Enforcement Action by the ABL Collateral Agent or such agents, representatives and designees; provided that the foregoing right shall only apply during, and immediately expire upon the end of, the Use Period; provided, further, that such expiration shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with applicable law.

SECTION 4

PAYMENTS

4.1 Application of Proceeds.

(a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent Borrower or any other Grantor, any ABL Priority Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by the ABL Collateral Agent or ABL Claimholders shall be applied by the ABL Collateral Agent to the ABL Obligations in such order as specified in the relevant ABL Loan Documents; provided that any non-cash ABL Priority Collateral or non-cash proceeds may be held by the ABL Collateral Agent as ABL Priority Collateral unless the failure to apply such amounts would be commercially unreasonable.

(b) Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall deliver any remaining ABL Priority Collateral and proceeds thereof held by it in the same form as received, with any necessary endorsements (such endorsements shall be without recourse and without any representation or warranty) to the Designated Senior Term Collateral Agent (or if the Discharge of Senior Term Obligations has occurred, to the Designated Junior Term Collateral Agent), to such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct, to be applied by such Senior Term Collateral Agent (or Junior Term Collateral Agent) to the Senior Term Obligations (or Junior Term Obligations) in such order as specified in the applicable Senior Term Loan Documents or Junior Term Loan Documents and, if then in effect, the Senior Term Intercreditor Agreement, the Junior Term Intercreditor Agreement and Term Priority Intercreditor Agreement.

4.2 Payments Over. (a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent Borrower or any other Grantor, any ABL Priority Collateral or any proceeds thereof received by any Senior Term Collateral Agent or any other Senior Term Claimholders or any Junior Term Collateral Agent or any other Junior Term Claimholders in connection with any Enforcement Action or other exercise of any right or remedy relating to the ABL Priority Collateral (less any reasonable out of pockets costs and expenses incurred in connection with any such Enforcement Action) in all cases shall be segregated and held in trust and forthwith paid over to the ABL Collateral Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. The ABL Collateral Agent is hereby authorized to make any such endorsements as agent for the Senior Term Collateral Agent or any other Senior Term Claimholders or the Junior Term Collateral Agent or any other Junior Term Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations.

(b) So long as the Discharge of ABL Obligations has not occurred, if in any Insolvency or Liquidation Proceeding any Senior Term Collateral Agent or any other Senior Term Claimholders or any Junior Term Collateral Agent or any other Junior Term Claimholders shall receive any distribution of money or other property in respect of the ABL Priority Collateral

(including any ABL Priority Collateral subject to Liens that have been avoided or otherwise invalidated) such money or other property shall be segregated and held in trust and forthwith paid over to the ABL Collateral Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements. Any Lien received by any Senior Term Collateral Agent or any other Senior Term Claimholders or any Junior Term Collateral Agent or any other Junior Term Claimholders in respect of any of the Senior Term Obligations or Junior Term Obligations in any Insolvency or Liquidation Proceeding shall, to the extent such Lien is on ABL Priority Collateral, be subject to the terms of this Agreement.

SECTION 5

OTHER AGREEMENTS

5.1 Releases.

(a) (i) If in connection with any Enforcement Action by the ABL Collateral Agent or any other exercise of the ABL Collateral Agent’s remedies in respect of the ABL Priority Collateral, in each case prior to the Discharge of ABL Obligations, the ABL Collateral Agent, for itself or on behalf of any of the ABL Claimholders represented by it, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of each Senior Term Collateral Agent, for itself or for the benefit of the Senior Term Claimholders represented by it, and any Junior Term Collateral Agent, for itself or for the benefit of the Junior Term Claimholders represented by it, on such ABL Priority Collateral (but not the proceeds thereof) shall be automatically, unconditionally and simultaneously released. Each Senior Term Collateral Agent, for itself or for the benefit of the Senior Term Claimholders represented by it, and any Junior Term Collateral Agent, for itself or for the benefit of the Junior Term Claimholders represented by it, promptly shall execute and deliver to such enforcing ABL Collateral Agent or Grantor such termination statements, releases and other documents as the ABL Collateral Agent or Grantor may request to effectively confirm the foregoing releases.

(b) If, in connection with any sale, lease, exchange, transfer or other disposition of any ABL Priority Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the ABL Loan Documents and permitted under the terms of the Senior Term Loan Documents or Junior Term Loan Documents (other than in connection with an Enforcement Action or other exercise of the ABL Collateral Agent’s remedies in respect of the ABL Priority Collateral which shall be governed by Section 5.1(a) above), each of the ABL Collateral Agent, for itself and on behalf of any of the ABL Claimholders represented by it, releases any of its Liens on any part of the ABL Priority Collateral, in each case other than (A) in connection with, or following, the Discharge of ABL Obligations and (B) after the occurrence and during the continuance of any Event of Default under the Senior Term Loan Documents or Junior Term Loan Documents, then the Liens, if any, of the Senior Term Collateral Agent, for itself or for the benefit of the Senior Term Claimholders represented by it, and the Junior Term Collateral Agent, for itself or for the benefit of the Junior Term Claimholders represented by it, on such ABL Priority Collateral, shall be automatically, unconditionally and simultaneously released. The Senior Term Collateral Agent, for itself or for the benefit of the Senior Term Claimholders represented by it, and the Junior Term Collateral Agent, for itself or for the benefit of the Junior Term Claimholders represented by it, promptly shall execute and deliver to the ABL Collateral Agent or such Guarantor such termination statements, releases and other documents as the ABL Collateral Agent or such Grantor may request to effectively confirm such release.

(c) Until the Discharge of ABL Obligations occurs, the Senior Term Collateral Agent, for itself or for the benefit of the Senior Term Claimholders represented by it, and the Junior Term Collateral Agent, for itself or for the benefit of the Junior Term Claimholders represented by it, hereby irrevocably constitutes and appoints the ABL Collateral Agent and any officer or agent of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Senior Term Collateral Agent, the Junior Term Collateral Agent or such holder or in the ABL Collateral Agent’s own name, from time to time in the ABL Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of ABL Obligations.

(d) Until the Discharge of ABL Obligations occurs, to the extent that the ABL Collateral Agent and the ABL Claimholders represented by it (i) have released any Lien on ABL Priority Collateral or any Guarantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Guarantor, then the Senior Term Collateral Agent, for itself or for the benefit of the Senior Term Claimholders represented by it, and the Junior Term Collateral Agent, for itself or for the benefit of the Junior Term Claimholders represented by it, shall be granted a Lien on any such ABL Priority Collateral (except to the extent such lien represents a Term Declined Lien with respect to the Indebtedness represented by the Senior Term Lien Collateral Agent or Junior Lien Collateral Agent, as applicable), subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

5.2 Insurance. (a) Unless and until the Discharge of ABL Obligations has occurred, the ABL Collateral Agent and the ABL Claimholders represented by it shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Loan Documents, to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL Priority Collateral. Unless and until the Discharge of ABL Obligations has occurred, and subject to the rights of the Grantors under the ABL Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the ABL Priority Collateral shall be paid first to the ABL Collateral Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents, second, upon a Discharge of ABL Obligations, and subject to the Term Priority Intercreditor Agreement and the rights of the Grantors under the Senior Term Loan Documents, to the Designated Senior Term Collateral Agent for the benefit of the Senior Term Claimholders to the extent required under the Senior Term Loan Documents and, if then in effect, the Senior Term Intercreditor Agreement, third, upon a Discharge of Senior Term Obligations and subject to the rights of the Grantors under the Junior Term Loan Documents, to the Designated Junior Term Collateral Agent for the benefit of the Junior Term Claimholders to the extent required under the Junior Term Loan Documents and, if then in effect, the Junior Term Intercreditor Agreement, fourth, upon a Discharge of Junior Term Obligations and subject to the rights of the

Grantors under the ABL Loan Documents, to the ABL Collateral Agent for the benefit of holders of Excess ABL Obligations, and fifth, to the extent no Excess ABL Obligations are outstanding, to the owner of the subject property, such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of ABL Obligations has occurred, if any Senior Term Collateral Agent, any Senior Term Claimholders, any Junior Term Collateral Agent or any Junior Term Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the ABL Collateral Agent in accordance with the terms of Section 4.2.

(b) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the ABL Collateral Agent, each Senior Term Collateral Agent and each Junior Term Collateral Agent shall each receive separate lender’s loss payable endorsements naming themselves as loss payee, as their interests may appear, with respect to policies which insure the ABL Priority Collateral.

5.3 Amendments to ABL Loan Documents, Senior Term Loan Documents and Junior Term Loan Documents.

(a) The ABL Loan Documents, the Senior Term Loan Documents and Junior Term Loan Documents may be amended, restated, amended and restated, supplemented, modified or Refinanced from time to time in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement without notice to, or the consent of the Senior Term Collateral Agents, the other Senior Term Claimholders, the Junior Term Loan Agents and the other Junior Term Claimholders and (i) in each case, so long as such amendment, restatement, amendment and restatement, supplement, Refinancing or other modification is on terms and conditions that would not violate this Agreement or any of the Term Loan Documents, the ABL Loan Documents or the Junior Term Loan Documents in effect at that time and (ii) with respect to the ABL Loan Documents, so long as such amendment, restatement, amendment and restatement, supplement or other modification is made pursuant to the ABL Credit Agreement. (x) The Senior Term Obligations may be Refinanced without notice to, or consent of, the ABL Collateral Agent, the other ABL Claimholders, the Junior Term Collateral Agents or the other Junior Term Claimholders, in each case, without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate this Agreement or any of the ABL Loan Documents or the Junior Term Loan Documents in effect at that time and (y) the Junior Term Obligations may be Refinanced without notice to, or consent of, the ABL Collateral Agent, the other ABL Claimholders, the Senior Term Collateral Agents or the other Senior Term Claimholders, in each case, without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate this Agreement or any of the Senior Term Loan Documents or the ABL Loan Documents in effect at that time; provided, however, that, in each case of the preceding clauses (x) and (y), the holders of any such Refinancing debt that is purported to be secured by a Lien on any ABL Priority Collateral shall bind themselves in a writing satisfactory to the ABL Collateral Agent, the Designated Senior Term Collateral Agent and the Designated Junior Term Collateral Agent to the terms of this Agreement; provided, further, however, that, if such Refinancing debt is secured by a Lien on any ABL Priority Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided.

(b) The ABL Collateral Agent, each Senior Term Collateral Agent and each Junior Term Collateral Agent shall each use good faith efforts to notify the other Agents of any written amendment or modification to the ABL Loan Documents, the Senior Term Loan Documents and the Junior Term Loan Documents, respectively, but the failure to provide such notice shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other Person.

5.4 Confirmation of Subordination in Senior Term Collateral Documents and Junior Term Collateral Documents. Prior to the Discharge of the ABL Obligations, the Parent Borrower agrees that each Senior Term Collateral Document and Junior Term Collateral Document entered into after the date hereof shall include the following language (or language to similar effect approved by the ABL Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Senior Term][Junior Term] Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the [Senior Term][Junior Term] Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 28, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among CIT Northbridge Credit LLC, as ABL Collateral Agent, Wilmington Trust, National Association, as Senior Term Collateral Agent and Wilmington Trust, National Association, as Junior Term Collateral Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.5 Gratuitous Bailee/Agent for Perfection.

(a) The ABL Collateral Agent, each Senior Term Collateral Agent and each Junior Term Collateral Agent agrees to hold that part of the ABL Priority Collateral (including any Deposit Account that constitutes ABL Priority Collateral) that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such ABL Priority Collateral being the “Pledged Collateral”) as agent and non-fiduciary, gratuitous bailee for the benefit of the ABL Collateral Agent and each other Agent that has a Lien on such ABL Priority Collateral (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents, the Senior Term Loan Documents and the Junior Term Loan Documents, respectively, and subject to the terms and conditions of this Section 5.5. Each Agent hereby appoints each other Agent as their non-fiduciary gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which such other Agent has a perfected security interest under the UCC. The ABL Collateral Agent, each Senior Term Collateral Agent and each Junior Term Collateral Agent hereby accepts such appointments pursuant to this Section 5.5(a) and acknowledges and agrees that it shall hold the Pledged Collateral for the benefit of the other applicable Claimholders with respect to any Pledged Collateral and that any proceeds received by such Agent under any Pledged Collateral shall be applied in accordance with Article IV.

(b) Each Agent shall have no obligation whatsoever to any Claimholders or other Agents to ensure that the Pledged Collateral is genuine or owned by any of the Grantors, to perfect the security interest of any other Agent or any other Claimholder or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the ABL Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to Deposit Accounts, agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of ABL Obligations as provided in Section 5.5 (d) below.

(c) None of the Agents shall have by reason of the Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of any other Agent or Claimholder represented by such other Agent. Each Agent and the respective Claimholders represented by it hereby waives and releases each other Agent and the respective Claimholders represented by it from all claims and liabilities arising pursuant to such Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the ABL Collateral Agent and the ABL Claimholders, on the one hand, and the Senior Term Collateral Agents and the Senior Term Claimholders and the Junior Term Collateral Agents and the Junior Term Claimholders on the other hand, may differ and each of the ABL Collateral Agent, the Senior Term Collateral Agents and the Junior Term Collateral Agents and each of the ABL Claimholders, Senior Term Claimholders and Junior Term Claimholders shall be fully entitled to act in their own interest without taking into account the interests of any other Agents or Claimholders represented by such other Agent.

(d) Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (such endorsement shall be without recourse and without any representations or warranties) in the following order: first, if a Discharge of Senior Term Obligations has not already occurred, to the Designated Senior Term Collateral Agent until a Discharge of Senior Term Obligations has occurred, second, if a Discharge of Senior Term Obligations has occurred, to the Designated Junior Term Collateral Agent until a Discharge of Junior Term Obligations has occurred, third, if there are any Excess ABL Obligations, to the ABL Collateral Agent for application to any Excess ABL Obligations until no Excess ABL Obligations remain outstanding, and fourth, to the extent a Discharge of ABL Obligations, a Discharge of Senior Term Obligations and a Discharge of Junior Term Obligations has occurred and no Excess ABL Obligations remain outstanding, to the Parent Borrower or as a court of competent jurisdiction may otherwise direct. The ABL Collateral Agent further agrees to take all other action reasonably requested by the Designated Senior Term Collateral Agent or the Designated Junior Term Collateral Agent, in each case, at the expense of the Designated Senior Term Collateral Agent or Designated Junior Term Collateral Agent, as applicable, or the Parent Borrower in connection with the Designated Senior Term Collateral Agent or Designated Junior Term Collateral Agent obtaining a first-priority interest in the ABL Priority Collateral.

(e) Notwithstanding anything to the contrary contained in this Agreement, any obligation of either Agent, to make any delivery to the other Agent under Section 5.5(d) or Section 5.6 is subject to (i) the order of any court of competent jurisdiction or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.

5.6 When Discharge of Obligations Deemed to Not Have Occurred.

(a) [Reserved.]

(b) If, at any time after the Discharge of Senior Term Obligations has occurred or contemporaneously therewith, the Parent Borrower enters into any Additional Senior Term Credit Agreement which Additional Senior Term Credit Agreement is permitted by the ABL Loan Documents and the Junior Term Loan Documents, then such Discharge of Senior Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Senior Term Obligations), and, from and after the date on which the Senior Term Collateral Agent under such Additional Senior Term Credit Agreement becomes a party to this Agreement in accordance with Section 8.18 hereof, the obligations under such Additional Senior Term Credit Agreement automatically shall be treated as Senior Term Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of ABL Priority Collateral set forth herein, and the Senior Term Collateral Agent under such Additional Senior Term Credit Agreement shall be the Senior Term Collateral Agent for all purposes of this Agreement and this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of a designation from the Parent Borrower in accordance with Section 8.18 hereof, the ABL Collateral Agent and Junior Term Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent Borrower or such new Senior Term Collateral Agent shall reasonably request in order to provide to the new Senior Term Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. As provided in Section 8.18 hereof, the new Senior Term Collateral Agent shall agree in a writing addressed to the ABL Collateral Agent and the ABL Claimholders and the Designated Junior Term Collateral Agent and the Junior Term Claimholders to be bound by the terms of this Agreement.

(c) If, at any time after the Discharge of Junior Term Obligations has occurred or contemporaneously therewith, the Parent Borrower enters into any Additional Junior Term Credit Agreement which Additional Junior Term Credit Agreement is permitted by the ABL Loan Documents and the Senior Term Loan Documents, then such Discharge of Junior Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Junior Term Obligations), and, from and after the date on which the Junior Term Collateral Agent under such Additional Junior Term Credit Agreement becomes a party to this Agreement in accordance with Section 8.18 hereof, the obligations under such Additional Junior Term Credit Agreement automatically shall be treated as Junior Term Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of ABL Priority Collateral set forth herein, and the Junior Term Collateral Agent under such Additional Junior Term Credit Agreement shall be the Junior Term Collateral Agent for all purposes of this Agreement and this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of a designation from the Parent Borrower in accordance with Section 8.18 hereof, the ABL Collateral Agent and Senior Term Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent Borrower or such new Junior Term Collateral Agent shall reasonably request in order to provide to the new Junior Term Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. As provided in Section 8.18 hereof, the new Junior Term Collateral Agent shall agree in a writing addressed to the ABL Collateral Agent and the ABL Claimholders and the Designated Senior Term Collateral Agent and the Senior Term Claimholders to be bound by the terms of this Agreement.

5.7 Notice of Exercise. Upon the occurrence and during the continuance of an ABL Default, if such ABL Default remains uncured or unwaived for at least thirty (30) consecutive days and the requisite ABL Claimholders have not agreed to forbear from the exercise of remedies (other than in the case of an ABL Default arising from an Insolvency or Liquidation Proceeding, in which case there shall be no waiting period), subject to the Term Priority Intercreditor Agreement, all or a portion of the Term Claimholders, acting as a single group, or the Junior Term Claimholders, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the ABL Collateral Agent to purchase all of the ABL Obligations (at par plus any prepayment premium, termination or similar fees) from the ABL Claimholders; provided that the Term Claimholders or Junior Term Claimholders, as applicable, may elect to not purchase any ABL Excess Obligations. Such notice from such Term Claimholders or the Junior Term Claimholders to the ABL Collateral Agent shall be irrevocable.

5.8 Purchase and Sale. On the date specified by the relevant Term Claimholders in the notice contemplated by Section 5.7 above (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by the ABL Collateral Agent of the notice of the relevant Term Claimholders’ or Junior Term Claimholders’ election to exercise such option), the ABL Claimholders shall sell to the relevant Term Claimholders or Junior Term Claimholders, as applicable, and the relevant Term Claimholders or Junior Term Claimholders, as applicable, shall purchase from the ABL Claimholders, the ABL Obligations, provided that, the ABL Collateral Agent and the ABL Claimholders shall retain all rights to be indemnified or held harmless by the ABL Credit Parties in accordance with the terms of the ABL Loan Documents but shall not retain any rights to the security therefor.

5.9 Payment of Purchase Price.

Upon the date of such purchase and sale, the relevant Term Claimholders or Junior Term Claimholders, as applicable, shall (a) pay to the ABL Collateral Agent for the benefit of the ABL Claimholders (with respect to a purchase of the ABL Obligations) as the purchase price therefor the full amount of all the ABL Obligations (at par plus any prepayment premium, termination or similar fees) then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses); provided that the Term Claimholders or Junior Term Claimholders, as applicable, may elect to not purchase any ABL Excess Obligations, (b) with respect to a purchase of the ABL Obligations, furnish cash collateral to the ABL Collateral Agent in a manner and in such amounts as the ABL Collateral Agent determines is reasonably necessary to secure the ABL Claimholders in connection with any issued and outstanding letters of credit, hedging obligations and cash management obligations secured by the ABL Loan Documents, (c) with respect to a purchase of the ABL Obligations, agree to reimburse the ABL Collateral Agent and the ABL Claimholders for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above or resulting from the granting of provisional credit for any checks, wires or ACH transfers that are reversed or not final or other payments provisionally credited under the ABL Credit Agreement, (d) agree to reimburse the ABL Claimholders in respect of indemnification obligations of the respective parties obligated under the ABL Loan Documents as to matters or circumstances known to the ABL Collateral Agent at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Claimholders and (e) agree to indemnify and hold harmless the ABL Claimholders from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations as a direct result of any acts by any Term Claimholder occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the ABL Collateral Agent may designate in writing for such purpose.

(a) Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by any selling party (or the applicable ABL Collateral Agent) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the ABL Obligations being purchased from it, (b) that such ABL Claimholder owns the ABL Obligations free and clear of any Liens or encumbrances and (c) that such ABL Claimholder has the right to assign such ABL Obligations and the assignment is duly authorized.

SECTION 6

INSOLVENCY OR LIQUIDATION PROCEEDINGS

6.1 Finance and Sale Issues. Until the Discharge of ABL Obligations has occurred, if the Parent Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral or proceeds thereof or to permit any Grantor to obtain financing, whether from the ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of ABL Obligations plus the aggregate face amount of any letters of credit issued and outstanding under the ABL Credit Agreement does not exceed the ABL Cap Amount; (ii) the terms of the DIP Financing (a) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (b) do not expressly require the liquidation and/or sale of any portion of the Term Priority Collateral and (c) do not grant any Liens on Term Priority Collateral or any other asset that does not constitute ABL Priority Collateral or door do not otherwise modify any rights as between the ABL Claimholders, on the one hand, and the Senior Term Claimholders or Junior Term Claimholders, on the other hand, with respect to the Term Priority Collateral and (iii) all Liens on ABL Priority Collateral securing any DIP Financing shall be senior to or on a parity basis with the Liens of the ABL Collateral Agent and the ABL Claimholders on the ABL Priority Collateral securing the ABL Obligations. To the extent the Liens securing the ABL Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, each Senior Term Collateral Agent and Junior Term Collateral Agent will subordinate its Liens on the ABL Priority Collateral to the Liens securing such DIP Financing on the same basis as the Liens on the ABL Priority Collateral securing the Term Obligations and the Junior Term Obligations are so subordinated to the Liens on the ABL Priority Collateral securing ABL Obligations under this Agreement, and will not request adequate protection or any other relief in connection therewith (and all obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the ABL Collateral Agent or to the extent permitted by Section 6.3). For the avoidance of doubt, nothing in this Agreement prevents or limits any Senior Term Claimholder or Junior Term Claimholder from proposing or providing financing to the Parent Borrower or any of its Affiliates under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law.

6.2 Relief from the Automatic Stay. Until the Discharge of ABL Obligations has occurred, each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, agrees that none of them shall (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the ABL Collateral Agent for relief from such stay with respect to ABL Priority Collateral.

6.3 Adequate Protection.

(a) Until the Discharge of ABL Obligations has occurred, each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, agrees that none of them shall contest (or support any other Person contesting):

(i) any request by the ABL Collateral Agent or any ABL Claimholders for adequate protection under any Bankruptcy Law with respect to ABL Priority Collateral; or

(ii) any objection by the ABL Collateral Agent or any ABL Claimholders to any motion, relief, action or proceeding based on the ABL Collateral Agent or such ABL Claimholders claiming a lack of adequate protection with respect to ABL Priority Collateral;

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding, (u) nothing contained in this Agreement shall prohibit or restrict any Non-ABL Claimholder from contesting or challenging (or supporting any other Person contesting or challenging) any request by the ABL Collateral Agent or any ABL Claimholder for “adequate protection” (or the grant of any such “adequate protection”) to the extent such “adequate protection” is in the form of a Lien on any Term Priority Collateral and (ii) if the ABL Claimholders (or any subset thereof) are granted adequate protection with respect to ABL Priority Collateral in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then each Senior Term Collateral Agent, on behalf of itself or any of the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself or any of the Junior Term Claimholders represented by it, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations and such Cash Collateral use or DIP Financing on the same basis as the other Liens securing the Senior Term Obligations or Junior Term Obligations, as applicable, are so subordinated to the ABL Obligations under this Agreement; and

(c) Each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to such Senior Term Collateral Agent or Junior Term Collateral Agent at least fifteen (15) days in advance of such hearing.

6.4 Avoidance Issues. If any ABL Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Parent Borrower or any other Grantor any amount paid in respect of ABL Obligations (a “Recovery”), then such ABL Claimholders shall be entitled to a reinstatement of ABL Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of ABL Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 6.4 shall survive termination of this Agreement.

6.5 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, on account of ABL Obligations and on account of Senior Term Obligations and Junior Term Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Senior Term Obligations and Junior Term Obligations are secured by Liens upon the same property and such property constitutes ABL Priority Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6 Post-Petition Interest. Neither the Senior Term Collateral Agents, the Senior Term Claimholders, the Junior Term Collateral Agents nor the Junior Term Claimholders shall oppose or seek to challenge any claim by the ABL Collateral Agent or any ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of Post-Petition Interest to the extent of the value of any ABL Claimholder’s Lien on ABL Priority Collateral, without regard to the existence of the Lien of the Senior Term Collateral Agent on behalf of the Senior Term Claimholders or the Junior Term Collateral Agent on behalf of the Junior Term Claimholders on such ABL Priority Collateral.

6.7 Waiver. Each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, waives any claim it may hereafter have against any ABL Claimholder arising out of the election of any ABL Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the ABL Priority Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

6.8 Separate Grants of Security and Separate Classification. Each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it, each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, and the ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder represented by it, acknowledges and agrees that:

(a) the grants of Liens on ABL Priority Collateral pursuant to the ABL Collateral Documents, the Senior Term Collateral Documents and the Junior Term Collateral Documents constitute separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the ABL Priority Collateral, the Senior Term Obligations, the Junior Term Obligations and the ABL Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders, the Senior Term Claimholders and the Junior Term Claimholders in respect of the ABL Priority Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of secured claims against the Grantors in respect of the ABL Priority Collateral (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Senior Term Claimholders and Junior Term Claimholders), the ABL Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the ABL Loan Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Senior Term Claimholders and Junior Term Claimholders with respect to the ABL Priority Collateral, with each Senior Term Collateral

Agent, on behalf of itself and the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, hereby acknowledging and agreeing to turn over to the ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder, ABL Priority Collateral or proceeds of ABL Priority Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Senior Term Claimholders or Junior Term Claimholders).

6.9 Effectiveness in Insolvency or Liquidation Proceedings. The parties hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

6.10 Asset Dispositions.

(a) Until the Discharge of ABL Obligations has occurred, each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, agrees that, in the event of any Insolvency or Liquidation Proceeding, neither the Senior Term Claimholders nor the Junior Term Claimholders will seek consultation rights in connection with, and will not object or oppose (or support any Person in objecting or opposing) a motion for any Disposition of any ABL Priority Collateral free and clear of the Liens of Senior Term Collateral Agents, the Senior Term Claimholders, the Junior Term Collateral Agents, the Junior Term Claimholders or other claims under Sections 363, 365, 1129 or 1141 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition that is the subject of such motion), and shall be deemed to have consented to any such Disposition of any ABL Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the ABL Collateral Agent; provided that the proceeds of such Disposition of any ABL Priority Collateral to be applied to the ABL Obligations, Senior Term Obligations or the Junior Term Obligations are applied in accordance with Sections 4.1 and 4.2.

(b) The Senior Term Claimholders and the Junior Term Claimholders agree that the ABL Claimholders shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to any Disposition of the ABL Priority Collateral.

SECTION 7

RELIANCE; WAIVERS; ETC.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders represented by it, acknowledges that it and such ABL Claimholders have, independently and without reliance on any Senior Term Collateral Agent or any Senior Term Claimholder or any Junior Term Collateral Agent or any Junior Term Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the applicable ABL Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the applicable ABL Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, acknowledges that it and such Senior Term Claimholders or Junior Term Claimholders, as applicable, have, independently and without reliance on the ABL Collateral Agent or any ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the applicable Senior Term Loan Documents or Junior Term Loan Documents, as applicable, and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the applicable Senior Term Loan Documents, Junior Term Loan Documents or this Agreement.

7.2 No Warranties or Liability. The ABL Collateral Agent, on behalf of itself and the ABL Claimholders represented by it, acknowledges and agrees that each of the Senior Term Collateral Agents and the Senior Term Claimholders and each of the Junior Term Collateral Agents and the Junior Term Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Term Loan Documents or Junior Term Loan Documents, the ownership of any ABL Priority Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Senior Term Claimholders and the Junior Term Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the applicable Senior Term Loan Documents or Junior Term Loan Documents, as applicable, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, acknowledges and agrees that each of the ABL Collateral Agent and the ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the ABL Loan Documents, the ownership of any ABL Priority Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the applicable ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Senior Term Collateral Agent and the Senior Term Claimholders represented by it and each Junior Term Collateral Agent and the Junior Term Claimholders represented by it, shall have no duty to the ABL Collateral Agent or any of the ABL Claimholders, and the ABL Collateral Agent and the ABL Claimholders represented by it shall have no duty to any Senior Term Collateral Agent or any of the Senior Term Claimholders or any Junior Term Collateral Agent or any of the Junior Term Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Parent Borrower or any other Grantor (including the ABL Loan Documents, the Senior Term Loan Documents and the Junior Term Loan Documents), regardless of any knowledge thereof with which they may have or be otherwise charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the ABL Claimholders, the ABL Collateral Agent or any of them to enforce any provision of this Agreement or any ABL Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Parent Borrower or any other Grantor or by any act or failure to act by any ABL Claimholder or the ABL Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents, any of the Senior Term Loan Documents or any of the Junior Term Loan Documents, regardless of any knowledge thereof which the ABL Collateral Agent or the ABL Claimholders, or any of them, may have or be otherwise charged with. No right of the Senior Term Claimholders, any Senior Term Collateral Agent, the Junior Term Claimholders, any Junior Term Collateral Agent or any of them to enforce any provision of this Agreement, any Senior Term Loan Document or any Junior Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Parent Borrower or any other Grantor or by any act or failure to act by any Senior Term Claimholder, any Senior Term Collateral Agent, any Junior Term Claimholder or any Junior Term Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents, any of the Senior Term Loan Documents or any of the Junior Term Loan Documents, regardless of any knowledge thereof which any Senior Term Collateral Agent, the Senior Term Claimholders, any Junior Term Collateral Agent or the Junior Term Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Parent Borrower and the other Grantors under the ABL Loan Documents and subject to the provisions of Section 5.3), the ABL Claimholders, the ABL Collateral Agent and any of them may, at any time and from time to time in accordance with the ABL Loan Documents and/or applicable law, without the consent of, or notice to, the Designated Senior Term Collateral Agent, any Senior Term Claimholders, the Designated Junior Term Collateral Agent or any Junior Term Claimholders, without incurring any liabilities to any Senior Term Collateral Agent, any Senior Term Claimholders, any Junior Term Collateral Agent or any Junior Term Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Senior Term Collateral Agent, any Senior Term Claimholders, any Junior Term Collateral Agent or any Junior Term Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the ABL Obligations or any Lien on any ABL Priority Collateral or guaranty thereof or any liability of the Parent Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the ABL Collateral Agent or any of the ABL Claimholders, the ABL Obligations or any of the ABL Loan Documents; provided that any such increase in the ABL Obligations shall not increase the sum of the ABL Obligations to an amount in excess of the ABL Cap Amount;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the ABL Priority Collateral or any liability of the Parent Borrower or any other Grantor to the ABL Claimholders or the ABL Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any ABL Obligation or any other liability of the Parent Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Parent Borrower or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Parent Borrower, any other Grantor or any ABL Priority Collateral and any guarantor or any liability of the Parent Borrower or any other Grantor to the ABL Claimholders or any liability incurred directly or indirectly in respect thereof.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Claimholders represented by it, each Senior Term Collateral Agent and the Senior Term Claimholders represented by it and each Junior Term Collateral Agent and the Junior Term Claimholders represented by it, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents, any Senior Term Loan Documents or any Junior Term Loan Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations, Senior Term Obligations or Junior Term Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document, any Senior Term Loan Document or any Junior Term Loan Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any ABL Priority Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations, Senior Term Obligations or Junior Term Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent Borrower or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Parent Borrower or any other Grantor in respect of the ABL Collateral Agent, the ABL Obligations, any ABL Claimholder, any Senior Term Collateral Agent, the Senior Term Obligations, any Senior Term Claimholder, any Junior Term Collateral Agent, the Junior Term Obligations or any Junior Term Claimholder in respect of this Agreement.

SECTION 8

MISCELLANEOUS

8.1 Integration/Conflicts. This Agreement, the ABL Loan Documents, the Senior Term Loan Documents and the Junior Term Loan Documents represent the entire agreement of the Grantors, the ABL Claimholders, the Senior Term Claimholders and the Junior Term Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the ABL Claimholders, the Senior Term Claimholders or the Junior Term Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. As between the ABL Claimholders on the one hand and the Senior Term Claimholders and Junior Term Claimholders on the other, in the event of any conflict between the provisions of this Agreement and the provisions of the ABL Loan Documents, the Senior Term Loan Documents or the Junior Term Loan Documents, the provisions of this Agreement shall govern and control. Solely as among the Senior Term Claimholders and the Junior Term Claimholders, in the event of any conflict between this Agreement and the Term Priority Intercreditor Agreement, the Term Priority Intercreditor Agreement shall govern and control. Solely as among the Senior Term Claimholders, in the event of any conflict between this Agreement and the Senior Term Intercreditor Agreement, the Senior Term Intercreditor Agreement shall govern and control. Solely as among the Junior Term Claimholders, in the event of any conflict between this Agreement and the Junior Term Intercreditor Agreement, the Junior Term Intercreditor Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the ABL Claimholders, the Senior Term Claimholders and the Junior Term Claimholders may continue, at any time and without notice to any other Agent or any other Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Parent Borrower or any Grantor in reliance hereof. The ABL Collateral Agent, on behalf of itself and the ABL Claimholders represented by it, each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. All references to the Parent Borrower or any other Grantor shall include the Parent Borrower or such Grantor as debtor and debtor-in-possession and any receiver, trustee or similar person for the Parent Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to (i) the ABL Collateral Agent, the ABL Claimholders and the ABL Obligations, (ii) each Senior Term Collateral Agent, the Senior Term Claimholders and the Senior Term Obligations and (iii) each Junior Term Collateral Agent, the Junior Term Claimholders and the Junior Term Obligations, on the date on which the ABL Obligations are no longer secured by, and no longer required to be secured by, any of the ABL Priority Collateral, subject to the rights of such ABL Claimholders under Sections 5.6 and 6.4;

(b) with respect to each Senior Term Collateral Agent, the Senior Term Claimholders and the Senior Term Obligations, on the date on which the Senior Term Obligations are no longer secured by, and no longer required to be secured by, any of the ABL Priority Collateral, subject to the rights of such Senior Term Claimholders under Sections 5.6 and 6.4; and

(c) with respect to each Junior Term Collateral Agent, the Junior Term Claimholders and the Junior Term Obligations, on the date on which the Junior Term Obligations are no longer secured by, and no longer required to be secured by, any of the ABL Priority Collateral, subject to the rights of such Junior Term Claimholders under Sections 5.6 and 6.4.

provided, however, that in each case, such termination shall not relieve any such part of its obligations incurred hereunder prior to the date of such termination.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any Senior Term Collateral Agent, Junior Term Collateral Agent or the ABL Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Parent Borrower and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except with respect to this Section 8.3 or Section 8.18, in each case, to the extent its rights are directly and adversely affected.

8.4 Information Concerning Financial Condition of the Parent Borrower and its Subsidiaries.

(a) The ABL Collateral Agent and the ABL Claimholders, on the one hand, and the Senior Term Claimholders, the Senior Term Collateral Agents, the Junior Term Claimholders and the Junior Term Collateral Agents, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of the Parent Borrower and its Subsidiaries and all endorsers and/or guarantors of the ABL Obligations, the Senior Term Obligations or the Junior Term Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations, the Senior Term Obligations or the Junior Term Obligations. The ABL Collateral Agent and the ABL Claimholders shall have no duty to advise the Senior Term Collateral Agents, any Senior Term Claimholder, the Junior Term Collateral Agents or any Junior Term Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. The Senior Term Collateral Agents and the Senior Term Claimholders shall have no duty to advise the ABL Collateral Agent, any ABL Claimholder, the Junior Term Collateral Agents or any Junior Term Obligations of information known to it or them regarding such condition or any such circumstances or otherwise. The Junior Term Collateral Agents and the Junior Term Claimholders shall have no duty to advise the ABL Collateral Agent, any ABL Claimholder, the Senior Term Collateral Agents or any Senior Term Obligations of information known to it or them regarding such condition or any such circumstances or otherwise.

(b) In the event the ABL Collateral Agent or any of the ABL Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any Senior Term Collateral Agent, any Senior Term Claimholder, any Junior Term Collateral Agent or any Junior Term Claimholder, it or they shall be under no obligation:

(i) to make, and the ABL Collateral Agent and the ABL Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(ii) to provide any additional information or to provide any such information on any subsequent occasion;

(iii) to undertake any investigation; or

(iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(c) In the event any Senior Term Collateral Agent or any of the Senior Term Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the ABL Collateral Agent, any ABL Claimholder, any Junior Term Collateral Agent or any Junior Term Claimholder, it or they shall be under no obligation:

(i) to make, and the Senior Term Collateral Agents and the Senior Term Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(ii) to provide any additional information or to provide any such information on any subsequent occasion;

(iii) to undertake any investigation; or

(iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(d) In the event any Junior Term Collateral Agent or any of the Junior Term Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the ABL Collateral Agent, any ABL Claimholder, any Senior Term Collateral Agent or any Senior Term Claimholder, it or they shall be under no obligation:

(i) to make, and the Junior Term Collateral Agents and the Junior Term Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(ii) to provide any additional information or to provide any such information on any subsequent occasion;

(iii) to undertake any investigation; or

(iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Senior Term Claimholders, the Senior Term Collateral Agent, the Junior Term Claimholders or the Junior Term Collateral Agent pays over to the ABL Collateral Agent or the ABL Claimholders under the terms of this Agreement, the Senior Term Claimholders, the Senior Term Collateral Agents, the Junior Term Claimholders and the Junior Term Collateral Agents shall be subrogated to the rights of the ABL Collateral Agent and the ABL Claimholders; provided that each Senior Term Collateral Agent, on behalf of itself and the Senior Term Claimholders represented by it, and each Junior Term Collateral Agent, on behalf of itself and the Junior Term Claimholders represented by it, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Parent Borrower and the other Grantors acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by any Senior Term Claimholders, any Senior Term Collateral Agent, any Junior Term Claimholders or any Junior Term Collateral Agent that are paid over to the ABL Collateral Agent or the ABL Claimholders pursuant to this Agreement shall not reduce any of the Senior Term Obligations or Junior Term Obligations.

8.6 Submission to Jurisdiction; Certain Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise), or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other ABL Loan Document or Senior Term Loan Document or any other Junior Term Loan Document shall affect any right that any ABL Claimholder or Senior Term Claimholder or Junior Term Claimholder may otherwise have to bring any action or proceeding relating to this Agreement or any other ABL Loan Document or Senior Term Loan Document or Junior Term Loan Document against any Grantor or any of its assets in the courts of any jurisdiction;

(d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e) consents to service of process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable party at its address provide in accordance with Section 8.8 (and agrees that nothing in this Agreement or any other ABL Loan Document or Senior Term Loan Document or Junior Term Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f) agrees that service as provided in clause (e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO, THE PARENT BORROWER AND EACH OTHER GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE PARENT BORROWER AND THE OTHER GRANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE PARENT BORROWER AND THE OTHER GRANTORS FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.8 Notices. All notices to the Senior Term Claimholders, the Junior Term Claimholders and the ABL Claimholders permitted or required under this Agreement shall also be sent to the Designated Senior Term Collateral Agent, Designated Junior Term Collateral Agent and the ABL Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the joinder agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. The ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder represented by it under the applicable ABL Loan Documents, and each Senior Term Collateral Agent, for itself and on behalf of each other Senior Term Claimholder represented by it under the applicable Senior Term Loan Documents, and each Junior Term Collateral Agent, for itself and on behalf of each other Junior Term Claimholder represented by it under the applicable Junior Term Loan Documents, and the Parent Borrower and the other Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Collateral Agent, the Designated Junior Term Collateral Agent or the Designated Junior Term Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.10 APPLICABLE LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE ABL PRIORITY COLLATERAL).

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Collateral Agent, the ABL Claimholders, the Senior Term Collateral Agents, the Senior Term Claimholders, the Junior Term Collateral Agents, the Junior Term Claimholders, the Parent Borrower and the other Grantors and their respective successors and assigns from time to time. If any of the ABL Collateral Agent, the Senior Term Collateral Agents or the Junior Term Collateral Agents resigns or is replaced pursuant to the ABL Credit Agreement, the Senior Term Credit Agreement or the Junior Term Credit Agreement, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing ABL Priority Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.12 Headings. The section headings and table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

8.13 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

8.14 Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15 No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the ABL Claimholders and the Senior Term Claimholders and the Junior Term Claimholders and their respective successors and assigns from time to time. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Collateral Agent and the ABL Claimholders on the one hand and the Senior Term Collateral Agents, the Senior Term Claimholders, the Junior Term Collateral Agents and the Senior Term Claimholders, on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the ABL Claimholders, as among the Junior Term Claimholders, as among the Senior Term Claimholders or as among the Junior Term Claimholders and the Senior Term Claimholders. Other than as set forth in Section 8.3 and 8.18, none of the Parent Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Parent Borrower nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Parent Borrower or any other Grantor, which are absolute and unconditional, to pay the ABL Obligations, the Senior Term Obligations and the Junior Term Obligations as and when the same shall become due and payable in accordance with their terms.

8.16 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

8.17 Additional Grantors. Each Grantor agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any ABL Loan Document, Senior Term Loan Document or any Junior Term Loan Document shall either execute this Agreement on the date hereof or shall confirm that it is a Grantor hereunder pursuant to a joinder agreement substantially in the form attached hereto as Exhibit A that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such ABL Loan Document, such Senior Term Loan Document or such Junior Term Loan Document.

8.18 Additional Credit Agreements. To the extent, but only to the extent, permitted by the provisions of the ABL Loan Documents, the Senior Term Loan Documents and the Junior Term Loan Documents, the Parent Borrower may incur or issue and sell one or more series or classes of Indebtedness under credit agreements, debt facilities, indentures and/or commercial paper facilities that the Parent Borrower designates an Additional Senior Term Credit Agreement or Additional Junior Term Credit Agreement as applicable. In order to so designate any credit agreements, debt facilities, indentures and/or commercial paper facilities as an Additional Junior Term Credit Agreement or an Additional Senior Term Credit Agreement as applicable, such credit agreements, debt facilities, indentures and/or commercial paper facilities must satisfy the requirements of the definition of Additional Senior Term Credit Agreement or Additional Junior Term Credit Agreement as applicable and the Parent Borrower must deliver to each Agent a designation in substantially the form of Exhibit B hereto. Additionally the Agent under such Additional Senior Term Credit Agreement or Additional Junior Term Credit Agreement shall have executed and delivered to each other Collateral Agent a joinder agreement in substantially the form of Exhibit C hereto whereby such new Collateral Agent agrees to be bound by the terms of this Agreement and represents and warrants that the Additional Senior Term Credit Agreement or Additional Junior Term Credit Agreement, as applicable, provides that the Claimholders thereunder will be subject to and bound by the provisions of this Agreement.

8.19 Acknowledgement. The ABL Collateral Agent hereby acknowledges for itself and on behalf of each ABL Claimholder that there are assets of the Parent Borrower and its Subsidiaries (including Grantors) which are subject to Liens in favor of the Non-ABL Claimholders or other creditors but which do not constitute ABL Priority Collateral and, notwithstanding anything to the contrary herein, nothing in this Agreement shall grant or imply the grant of any Lien or other security interest in such assets in favor of the ABL Collateral Agent to secure any ABL Obligations and nothing in this Agreement shall affect or limit the rights of any Non-ABL Claimholder in any Term Priority Collateral or any other assets of the Parent Borrower or any of its Subsidiaries (other than ABL Priority Collateral) securing any Senior Term Obligations or Junior Term Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Initial ABL Collateral Agent

CIT NORTHBRIDGE CREDIT LLC, as ABL Collateral Agent,

By:	/s/ Donna Evans
Name: Donna Evans
Title: Authorized Signatory

Address: 11 West 42nd Street, 13th Floor New York, NY 10036

Initial Term Collateral Agent

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Initial Term Collateral Agent

By:	/s/ Nicole Kroll
Name: Nicole Kroll
Title: Assistant Vice President

Address: 50 South Sixth St., Suite 1290 Minneapolis, MN 55402

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Initial Junior Term Collateral Agent

By:	/s/ Nicole Kroll
Name: Nicole Kroll
Title: Assistant Vice President

Address: 50 South Sixth St., Suite 1290 Minneapolis, MN 55402

[Signature Page to Revolver/Term Intercreditor Agreement]

Acknowledged and Agreed to by:

HORNBECK OFFSHORE SERVICES, INC. HORNBECK OFFSHORE SERVICES, LLC HORNBECK OFFSHORE OPERATORS, LLC HOS PORT, LLC

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Revolver/Term Intercreditor Agreement]

Acknowledged and Agreed to by:

HORNBECK OFFSHORE SERVICES DE MEXICO S. DE R.L. DE C.V.

By:	/s/ Samuel A. Giberga
Name: Samuel A. Giberga
Title: Vice President

[Signature Page to Revolver/Term Intercreditor Agreement]

Acknowledged and Agreed to by:

HORNBECK OFFSHORE NAVEGACAO LTDA.

By:	/s/ Robert Thomas Gang
Name: Robert Thomas Gang
Title: Officer

[Signature Page to Revolver/Term Intercreditor Agreement]